Exhibit 9 (b)

                                   Estate Edge

        Illustrations of Death Benefits, Policy Values ("Account Values")
                           and Cash Surrender Values

ILLUSTRATIONS OF DEATH BENEFITS, POLICY VALUES ("ACCOUNT VALUES")
AND CASH SURRENDER VALUES
--------------------------------------------------------------------------------

    The tables on the following pages illustrate how a policy's death benefits, account values and Cash Surrender Value could vary over time assuming constant hypothetical gross (after tax) annual investment returns of 0%, 6% and 12%. The policy benefits will differ from those shown in the tables if the annual investment returns are not absolutely constant. That is, the figures will be different if the returns averaged 0% to 12% over a period of years but went above or below those figures in individual Policy Years. The policy benefits also will differ, depending on your premium allocations to each subaccount of the Account, if the overall actual rates of return averaged 0% to 12% but went above or below those figures for the individual subaccounts. The tables are for standard risk males and females who have never smoked. In states where cost of insurance rates are not based on the Insured's sex, the tables designated "male" apply to all standard risk Insureds who have never smoked. Account values and Cash Surrender Values may be lower for smokers or former smokers or for risk classes involving higher mortality risk. Planned premium payments are assumed to be paid at the beginning of each Policy Year. The difference between the Policy Value and the Cash Surrender Value in the first 10 years is the surrender charge. Tables are included for death benefit Option 1 and Option 2. Tables also are included to reflect the blended cost of insurance charge applied under a Multiple Life Policy.

    The death benefit, account value and Cash Surrender Value amounts reflect the following current charges:

1.   Issue charge of $3,000.

2. Monthly administrative charge of $7.50 plus .002% of the policy's face amount is deducted each month.

3.   Premium tax charge of 2.25%.

4.   A federal tax charge of 1.50%.

5. Cost of insurance charge. The tables illustrate cost of insurance at both the current rates and at the maximum rates guaranteed in the Policies.

6. Mortality and expense risk charge, currently a daily charge equivalent to .40% on an annual basis and guaranteed never to exceed .60% on an annual basis.

7.   Deductions for sales charges.

     These illustrations also assume an average investment advisory fee of .75% on an annual basis, of the average daily net asset value of each of the series of the funds. These illustrations also assume other ongoing average fund expenses of .22%. Management may decide to limit the amount of expense reimbursement in the future. If this reimbursement had not been in place for the fiscal year ended December 31, 1999, average total operating expenses for the series would have been approximately .97% of the average net assets.

    Taking into account the mortality and expense risk charge and the investment advisory fees and expenses, the gross annual investment return rates of 0%, 6% and 12% on the funds' assets are equivalent to net annual investment return rates of approximately -1.76%, 4.19% and 10.15%, respectively (applicable for the first 15 Policy Years for Single Life Policies and -1.22%, 4.69% and 10.75%, respectively, after the 15th Policy Year for Single Life Policies). For individual illustrations, interest rates ranging between 0% and 12% may be selected in place of the 6% rate.

    The hypothetical returns shown in the tables are without any tax charges that may be attributable to the Account in the future. If such tax charges are imposed in the future, then in order to produce after tax returns equal to those illustrated for 0%, 6% and 12%, a sufficiently higher amount in excess of the hypothetical interest rates would have to be earned.

    The second column of each table shows the amount that would accumulate if an amount equal to the premiums paid were invested to earn interest, after taxes, at 5% compounded annually. These tables show that if a policy is returned in its very early years for payment of its Cash Surrender Value, that Cash Surrender Value may be low in comparison to the amount of the premiums accumulated with interest. Thus, the cost of owning a policy for a relatively short time may be high.

    On request, we will furnish the policyowner with a comparable illustration based on the age and sex of the proposed insured person(s), standard risk assumptions and the initial face amount and planned premium chosen.

                        PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY   PAGE 1 OF 2
MALE 35 ADVANTAGE SELECT                                   FACE AMOUNT: $250,000
FEMALE 35 ADVANTAGE SELECT                        INITIAL ANNUAL PREMIUM: $2,000

                   SURVIVORSHIP VARIABLE UNIVERSAL LIFE POLICY

      A FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY OPTION 1

                            ASSUMING CURRENT CHARGES

                                              CASH                              CASH                            CASH
            ASSUMED    PREMIUM    ACCOUNT   SURRENDER   DEATH      ACCOUNT    SURRENDER   DEATH    ACCOUNT    SURRENDER    DEATH
            PREMIUM     ACCUM.     VALUE      VALUE    BENEFIT      VALUE       VALUE    BENEFIT    VALUE       VALUE     BENEFIT
  YEAR     PAYMENTS      @5.0%       @0%       @0%       @0%         @6%         @6%       @6%       @12%        @12%       @12%
--------  ---------   ---------  --------- ---------- ----------  ----------  --------- ---------- ---------- ---------  ---------
       1      2,000       2,100        610          0    250,000         668          0    250,000        727         0    250,000
       2      2,000       4,305      1,461        737    250,000       1,631        907    250,000      1,809     1,085    250,000
       3      2,000       6,620      2,299      1,756    250,000       2,638      2,094    250,000      3,005     2,462    250,000
       4      2,000       9,051      3,124      2,762    250,000       3,688      3,326    250,000      4,326     3,964    250,000
       5      2,000      11,604      3,935      3,754    250,000       4,785      4,604    250,000      5,784     5,603    250,000

       6      2,000      14,284      5,400      5,400    250,000       6,621      6,621    250,000      8,108     8,108    250,000
       7      2,000      17,098      6,842      6,842    250,000       8,538      8,538    250,000     10,676    10,676    250,000
       8      2,000      20,053      8,260      8,260    250,000      10,540     10,540    250,000     13,511    13,511    250,000
       9      2,000      23,156      9,655      9,655    250,000      12,631     12,631    250,000     16,643    16,643    250,000
      10      2,000      26,414     11,026     11,026    250,000      14,813     14,813    250,000     20,102    20,102    250,000

      11      2,000      29,834     12,535     12,535    250,000      17,262     17,262    250,000     24,104    24,104    250,000
      12      2,000      33,426     14,017     14,017    250,000      19,818     19,818    250,000     28,524    28,524    250,000
      13      2,000      37,197     15,477     15,477    250,000      22,491     22,491    250,000     33,412    33,412    250,000
      14      2,000      41,157     16,918     16,918    250,000      25,288     25,288    250,000     38,819    38,819    250,000
      15      2,000      45,315     18,340     18,340    250,000      28,215     28,215    250,000     44,800    44,800    250,000

      16      2,000      49,681     19,743     19,743    250,000      31,279     31,279    250,000     51,417    51,417    250,000
      17      2,000      54,265     21,127     21,127    250,000      34,484     34,484    250,000     58,738    58,738    250,000
      18      2,000      59,078     22,493     22,493    250,000      37,839     37,839    250,000     66,836    66,836    250,000
      19      2,000      64,132     23,840     23,840    250,000      41,349     41,349    250,000     75,794    75,794    250,000
      20      2,000      69,439     25,170     25,170    250,000      45,023     45,023    250,000     85,704    85,704    250,000

      21      2,000      75,010     26,541     26,541    250,000      48,930     48,930    250,000     96,734    96,734    250,000
      22      2,000      80,861     27,894     27,894    250,000      53,019     53,019    250,000    108,936   108,936    250,000
      23      2,000      87,004     29,222     29,222    250,000      57,292     57,292    250,000    122,429   122,429    250,000
      24      2,000      93,454     30,524     30,524    250,000      61,755     61,755    250,000    137,352   137,352    250,000
      25      2,000     100,227     31,798     31,798    250,000      66,417     66,417    250,000    153,855   153,855    250,000

      26      2,000     107,338     33,043     33,043    250,000      71,286     71,286    250,000    172,110   172,110    250,000
      27      2,000     114,805     34,257     34,257    250,000      76,370     76,370    250,000    192,302   192,302    250,000
      28      2,000     122,645     35,438     35,438    250,000      81,677     81,677    250,000    214,638   214,638    270,445
      29      2,000     130,878     36,585     36,585    250,000      87,218     87,218    250,000    239,337   239,337    296,779
      30      2,000     139,522     37,695     37,695    250,000      93,001     93,001    250,000    266,649   266,649    325,312

Based on 0% interest rate and guaranteed charges, the policy will lapse in year 44.

Death benefit, account value, and cash surrender value are based on hypothetical gross interest rates shown, assume current and guaranteed charges and no policy loans or withdrawals, and are calculated at the end of the policy year. Assumed premium payments shown are assumed paid in full at the beginning of the policy year. Payment at later times would reduce values and benefits below those illustrated. Values shown reflect an effective annual asset charge of 1.37% (includes mortality and expense risk charge of 0.40% and average fund operating expenses of .97% applicable to the investment subaccounts). Hypothetical gross interest rates are presented for illustrative purposes only to illustrate funds allocated entirely to the investment subaccounts of the Account and do not in any way represent actual results or suggest that such results will be achieved in the future. Actual values will differ from those shown whenever actual investment results differ from hypothetical gross interest rates illustrated. A Guaranteed Interest Account providing interest at a minimum guaranteed rate of 4% also is available under this product through the General Account.

This illustration assumes a premium tax of 2.25%.

                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY        PAGE 2 OF 2
MALE 35 ADVANTAGE SELECT                                   FACE AMOUNT: $250,000
FEMALE 35 ADVANTAGE SELECT                        INITIAL ANNUAL PREMIUM: $2,000

                   SURVIVORSHIP VARIABLE UNIVERSAL LIFE POLICY

      A FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY OPTION 1

                           ASSUMING GUARANTEED CHARGES

                                              CASH                              CASH                            CASH
            ASSUMED    PREMIUM    ACCOUNT   SURRENDER   DEATH      ACCOUNT    SURRENDER   DEATH    ACCOUNT    SURRENDER    DEATH
            PREMIUM     ACCUM.     VALUE      VALUE    BENEFIT      VALUE       VALUE    BENEFIT    VALUE       VALUE     BENEFIT
  YEAR     PAYMENTS      @5.0%       @0%       @0%       @0%         @6%         @6%       @6%       @12%        @12%      @12%
--------  ---------   ---------  --------- ---------- ----------  ----------  --------- ---------- ---------- ---------  ---------
       1      2,000      2,100        609          0    250,000        666          0    250,000        725          0    250,000
       2      2,000      4,305      1,456        731    250,000      1,625        901    250,000      1,803      1,078    250,000
       3      2,000      6,620      2,289      1,745    250,000      2,625      2,082    250,000      2,991      2,448    250,000
       4      2,000      9,051      3,107      2,744    250,000      3,668      3,305    250,000      4,301      3,939    250,000
       5      2,000     11,604      3,910      3,729    250,000      4,753      4,572    250,000      5,745      5,564    250,000

       6      2,000     14,284      5,364      5,364    250,000      6,575      6,575    250,000      8,049      8,049    250,000
       7      2,000     17,098      6,793      6,793    250,000      8,473      8,473    250,000     10,589     10,589    250,000
       8      2,000     20,053      8,196      8,196    250,000     10,451     10,451    250,000     13,389     13,389    250,000
       9      2,000     23,156      9,572      9,572    250,000     12,513     12,513    250,000     16,475     16,475    250,000
      10      2,000     26,414     10,923     10,923    250,000     14,660     14,660    250,000     19,876     19,876    250,000

      11      2,000     29,834     12,408     12,408    250,000     17,069     17,069    250,000     23,807     23,807    250,000
      12      2,000     33,426     13,864     13,864    250,000     19,577     19,577    250,000     28,140     28,140    250,000
      13      2,000     37,197     15,289     15,289    250,000     22,187     22,187    250,000     32,915     32,915    250,000
      14      2,000     41,157     16,683     16,683    250,000     24,905     24,905    250,000     38,178     38,178    250,000
      15      2,000     45,315     18,044     18,044    250,000     27,731     27,731    250,000     43,977     43,977    250,000

      16      2,000     49,681     19,371     19,371    250,000     30,670     30,670    250,000     50,369     50,369    250,000
      17      2,000     54,265     20,662     20,662    250,000     33,725     33,725    250,000     57,412     57,412    250,000
      18      2,000     59,078     21,914     21,914    250,000     36,897     36,897    250,000     65,173     65,173    250,000
      19      2,000     64,132     23,124     23,124    250,000     40,189     40,189    250,000     73,726     73,726    250,000
      20      2,000     69,439     24,290     24,290    250,000     43,603     43,603    250,000     83,150     83,150    250,000

      21      2,000     75,010     25,406     25,406    250,000     47,141     47,141    250,000     93,537     93,537    250,000
      22      2,000     80,861     26,468     26,468    250,000     50,804     50,804    250,000    104,986    104,986    250,000
      23      2,000     87,004     27,473     27,473    250,000     54,594     54,594    250,000    117,610    117,610    250,000
      24      2,000     93,454     28,416     28,416    250,000     58,513     58,513    250,000    131,533    131,533    250,000
      25      2,000    100,227     29,289     29,289    250,000     62,563     62,563    250,000    146,895    146,895    250,000

      26      2,000    107,338     30,085     30,085    250,000     66,741     66,741    250,000    163,852    163,852    250,000
      27      2,000    114,805     30,791     30,791    250,000     71,046     71,046    250,000    182,579    182,579    250,000
      28      2,000    122,645     31,393     31,393    250,000     75,473     75,473    250,000    203,272    203,272    256,123
      29      2,000    130,878     31,870     31,870    250,000     80,014     80,014    250,000    226,104    226,104    280,370
      30      2,000    139,522     32,197     32,197    250,000     84,656     84,656    250,000    251,268    251,268    306,547
---------------------------------------------------------------------------------------------------------------------------------

Based on 0% interest rate and guaranteed charges, the policy will lapse in year 44.

Death benefit, account value, and cash surrender value are based on hypothetical gross interest rates shown, assume current and guaranteed charges and no policy loans or withdrawals, and are calculated at the end of the policy year. Assumed premium payments shown are assumed paid in full at the beginning of the policy year. Payment at later times would reduce values and benefits below those illustrated. Values shown reflect an effective annual asset charge of 1.57% (includes mortality and expense risk charge of 0.60% and average fund operating expenses of .97% applicable to the investment subaccounts). Hypothetical gross interest rates are presented for illustrative purposes only to illustrate funds allocated entirely to the investment subaccounts of the Account and do not in any way represent actual results or suggest that such results will be achieved in the future. Actual values will differ from those shown whenever actual investment results differ from hypothetical gross interest rates illustrated. A Guaranteed Interest Account providing interest at a minimum guaranteed rate of 4% also is available under this product through the General Account.

This illustration assumes a premium tax of 2.25%.

                  PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY         PAGE 1 OF 2
MALE 35 ADVANTAGE SELECT                                   FACE AMOUNT: $250,000
FEMALE 35 ADVANTAGE SELECT                        INITIAL ANNUAL PREMIUM: $2,000


                   SURVIVORSHIP VARIABLE UNIVERSAL LIFE POLICY

      A FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY OPTION 2

                            ASSUMING CURRENT CHARGES

                                              CASH                              CASH                            CASH
            ASSUMED    PREMIUM    ACCOUNT   SURRENDER   DEATH      ACCOUNT    SURRENDER   DEATH    ACCOUNT    SURRENDER    DEATH
            PREMIUM     ACCUM.     VALUE      VALUE    BENEFIT      VALUE       VALUE    BENEFIT    VALUE       VALUE     BENEFIT
  YEAR     PAYMENTS      @5.0%       @0%       @0%       @0%         @6%         @6%       @6%       @12%        @12%      @12%
--------  ---------   ---------  --------- ---------- ----------  ----------  --------- ---------- ---------- ---------  ---------
       1      2,000       2,100        610          0    250,611         668          0    250,669        727          0   250,727
       2      2,000       4,305      1,461        737    251,462       1,631        907    251,632      1,809      1,085   251,810
       3      2,000       6,620      2,299      1,756    252,300       2,637      2,094    252,638      3,005      2,462   253,006
       4      2,000       9,051      3,124      2,761    253,124       3,688      3,326    253,688      4,326      3,963   254,326
       5      2,000      11,604      3,935      3,754    253,935       4,785      4,603    254,785      5,784      5,602   255,784

       6      2,000      14,284      5,399      5,399    255,400       6,620      6,620    256,621      8,107      8,107   258,108
       7      2,000      17,098      6,840      6,840    256,841       8,537      8,537    258,537     10,674     10,674   260,674
       8      2,000      20,053      8,258      8,258    258,259      10,538     10,538    260,539     13,508     13,508   263,509
       9      2,000      23,156      9,652      9,652    259,653      12,627     12,627    262,628     16,638     16,638   266,639
      10      2,000      26,414     11,022     11,022    261,022      14,807     14,807    264,808     20,094     20,094   270,095

      11      2,000      29,834     12,529     12,529    262,530      17,254     17,254    267,254     24,092     24,092   274,092
      12      2,000      33,426     14,009     14,009    264,009      19,806     19,806    269,806     28,506     28,506   278,506
      13      2,000      37,197     15,466     15,466    265,467      22,474     22,474    272,475     33,385     33,385   283,386
      14      2,000      41,157     16,904     16,904    266,905      25,266     25,266    275,267     38,783     38,783   288,783
      15      2,000      45,315     18,323     18,323    268,323      28,187     28,187    278,188     44,752     44,752   294,753

      16      2,000      49,681     19,722     19,722    269,723      31,243     31,243    281,244     51,355     51,355   301,356
      17      2,000      54,265     21,103     21,103    271,104      34,441     34,441    284,442     58,658     58,658   308,659
      18      2,000      59,078     22,465     22,465    272,466      37,787     37,787    287,788     66,736     66,736   316,736
      19      2,000      64,132     23,809     23,809    273,809      41,288     41,288    291,288     75,670     75,670   325,671
      20      2,000      69,439     25,134     25,134    275,135      44,950     44,950    294,951     85,552     85,552   335,552

      21      2,000      75,010     26,501     26,501    276,502      48,846     48,846    298,846     96,548     96,548   346,548
      22      2,000      80,861     27,850     27,850    277,850      52,921     52,921    302,921    108,710    108,710   358,711
      23      2,000      87,004     29,173     29,173    279,173      57,177     57,177    307,177    122,154    122,154   372,154
      24      2,000      93,454     30,467     30,467    280,468      61,620     61,620    311,620    137,012    137,012   387,013
      25      2,000     100,227     31,732     31,732    281,733      66,255     66,255    316,256    153,434    153,434   403,434

      26      2,000     107,338     32,966     32,966    282,966      71,091     71,091    321,091    171,582    171,582   421,582
      27      2,000     114,805     24,166     24,166    284,167      76,133     76,133    326,133    191,636    191,636   441,637
      28      2,000     122,645     35,331     35,331    285,331      81,388     81,388    331,388    213,797    213,797   463,797
      29      2,000     130,878     36,457     36,457    286,458      86,863     86,863    336,863    238,283    238,283   488,284
      30      2,000     139,522     37,542     37,542    287,543      92,565     92,565    342,565    265,339    265,339   515,340

Based on 0% interest rate and guaranteed charges, the policy will lapse in year 43.

Death benefit, account value, and cash surrender value are based on hypothetical gross interest rates shown, assume current and guaranteed charges and no policy loans or withdrawals, and are calculated at the end of the policy year. Assumed premium payments shown are assumed paid in full at the beginning of the policy year. Payment at later times would reduce values and benefits below those illustrated. Values shown reflect an effective annual asset charge of 1.37% (includes mortality and expense risk charge of 0.40% and average fund operating expenses of .97% applicable to the investment subaccounts). Hypothetical gross interest rates are presented for illustrative purposes only to illustrate funds allocated entirely to the investment subaccounts of the Account and do not in any way represent actual results or suggest that such results will be achieved in the future. Actual values will differ from those shown whenever actual investment results differ from hypothetical gross interest rates illustrated. A Guaranteed Interest Account providing interest at a minimum guaranteed rate of 4% also is available under this product through the General Account.

This illustration assumes a premium tax of 2.25%.

                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY        PAGE 2 OF 2
MALE 35 ADVANTAGE SELECT                                   FACE AMOUNT: $250,000
FEMALE 35 ADVANTAGE SELECT                        INITIAL ANNUAL PREMIUM: $2,000

                   SURVIVORSHIP VARIABLE UNIVERSAL LIFE POLICY

              A FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE
                                POLICY OPTION 2

                           ASSUMING GUARANTEED CHARGES

                                              CASH                              CASH                            CASH
            ASSUMED    PREMIUM    ACCOUNT   SURRENDER   DEATH      ACCOUNT    SURRENDER   DEATH    ACCOUNT    SURRENDER    DEATH
            PREMIUM     ACCUM.     VALUE      VALUE    BENEFIT      VALUE       VALUE    BENEFIT    VALUE       VALUE     BENEFIT
  YEAR     PAYMENTS      @5.0%       @0%       @0%       @0%         @6%         @6%       @6%       @12%        @12%        @12%
--------  ---------   ---------  --------- ---------- ----------  ----------  --------- ---------- ---------- ---------  ---------
       1      2,000       2,100        609          0    250,609         666          0    250,667        725         0    250,725
       2      2,000       4,305      1,456        731    251,456       1,625        901    251,626      1,803     1,078    251,803
       3      2,000       6,620      2,289      1,745    252,289       2,625      2,082    252,626      2,991     2,448    252,992
       4      2,000       9,051      3,106      2,744    253,107       3,667      3,305    253,668      4,301     3,939    254,302
       5      2,000      11,604      3,909      3,728    253,910       4,753      4,572    254,753      5,744     5,563    255,745

       6      2,000      14,284      5,363      5,363    255,364       6,574      6,574    256,574      8,048     8,048    258,048
       7      2,000      17,098      6,792      6,792    256,792       8,472      8,472    258,472     10,587    10,587    260,588
       8      2,000      20,053      8,194      8,194    258,194      10,449     10,449    260,450     13,386    13,386    263,386
       9      2,000      23,156      9,570      9,570    259,570      12,509     12,509    262,510     16,470    16,470    266,470
      10      2,000      26,414     10,919     10,919    260,919      14,655     14,655    264,655     19,869    19,869    269,869

      11      2,000      29,834     12,403     12,403    262,403      17,061     17,061    267,061     23,796    23,796    273,796
      12      2,000      33,426     13,856     13,856    263,857      19,565     19,565    269,565     28,122    28,122    278,123
      13      2,000      37,197     15,278     15,278    265,279      22,170     22,170    272,171     32,888    32,888    282,889
      14      2,000      41,157     16,668     16,668    266,668      24,880     24,880    274,881     38,138    38,138    288,139
      15      2,000      45,315     18,023     18,023    268,024      27,697     27,697    277,698     43,921    43,921    293,921

      16      2,000      49,681     19,344     19,344    269,344      30,624     30,624    280,624     50,288    50,288    300,288
      17      2,000      54,265     20,626     20,626    270,626      33,662     33,662    283,662     57,298    57,298    307,298
      18      2,000      59,078     21,867     21,867    271,868      36,812     36,812    286,813     65,014    65,014    315,014
      19      2,000      64,132     23,064     23,064    273,064      40,075     40,075    290,076     73,504    73,504    323,504
      20      2,000      69,439     24,212     24,212    274,213      43,452     43,452    293,453     82,843    82,843    332,844

      21      2,000      75,010     25,307     25,307    275,307      46,941     46,941    296,941     93,115    93,115    343,116
      22      2,000      80,861     26,342     26,342    276,343      50,541     50,541    300,542    104,409   104,409    354,410
      23      2,000      87,004     27,315     27,315    277,315      54,251     54,251    304,252    116,826   116,826    366,826
      24      2,000      93,454     28,218     28,218    278,218      58,069     58,069    308,070    130,475   130,475    380,475
      25      2,000     100,227     29,043     29,043    279,044      61,991     61,991    311,991    145,747   145,747    395,474

      26      2,000     107,338     29,781     29,781    279,782      66,008     66,008    316,009    161,950   161,950    411,951
      27      2,000     114,805     30,418     30,418    280,419      70,111     70,111    320,112    180,044   180,044    430,044
      28      2,000     122,645     30,936     30,936    280,937      74,283     74,283    324,283    199,900   199,900    449,901
      29      2,000     130,878     31,311     31,311    281,311      78,499     78,499    328,500    221,675   221,675    471,676
      30      2,000     139,522     31,515     31,515    281,515      82,732     82,732    332,732    245,537   245,537    495,537

Based on 0% interest rate and guaranteed charges, the policy will lapse in year 43.

Death benefit, account value, and cash surrender value are based on hypothetical gross interest rates shown, assume current and guaranteed charges and no policy loans or withdrawals, and are calculated at the end of the policy year. Assumed premium payments shown are assumed paid in full at the beginning of the policy year. Payment at later times would reduce values and benefits below those illustrated. Values shown reflect an effective annual asset charge of 1.57% (includes mortality and expense risk charge of 0.60% and average fund operating expenses of .97% applicable to the investment subaccounts). Hypothetical gross interest rates are presented for illustrative purposes only to illustrate funds allocated entirely to the investment subaccounts of the Account and do not in any way represent actual results or suggest that such results will be achieved in the future. Actual values will differ from those shown whenever actual investment results differ from hypothetical gross interest rates illustrated. A Guaranteed Interest Account providing interest at a minimum guaranteed rate of 4% also is available under this product through the General Account.

This illustration assumes a premium tax of 2.25%.